UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): October 24, 2022
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2022, the Board of Directors (the “Board”) of Colony Bankcorp, Inc. (the “Company”) voted to increase the size of the Board from eleven to twelve directors and appointed Ms. Audrey Hollingsworth to serve as a member of the Boards of the Company and Colony Bank, the wholly owned subsidiary of the Company (the “Bank”), effective December 1, 2022. Ms. Hollingsworth will serve on the Risk Management Committee and Compensation Committee of the Company.

Ms. Audrey Hollingsworth, age 60, is the Vice President of People Services at Goodwill Industries of Southern Rivers (“Goodwill”), one of 156 independent, community-based Goodwill nonprofits across the United States and Canada, headquartered in Columbus, Georgia. In her role at Goodwill, Ms. Hollingsworth oversees the organization’s human resources management, and has served in this role since 2018. Prior to joining Goodwill, Mr. Hollingsworth headed The Hollingsworth Group, the human resources and information technology consulting company that she established with her husband. Prior to her time at The Hollingworth Group, Ms. Hollingsworth worked over 16 years with Synovus Financial Corp., where she last served as its Group Executive Vice President and Chief Human Resources Officer. Ms. Hollingsworth is a member of the board of directors of the Greater Columbus Georgia Chamber of Commerce, the Development Authority Foundation Board, the J.W. Fanning Institute for Leadership Development Advisory Board, the Mayor’s Advisory Committee for Public Safety/Law Enforcement and Leadership Georgia. Ms. Hollingsworth received a Bachelor of Science degree from the University of Georgia and a Master of Science in Management from Troy University.

The Board has affirmatively determined that Ms. Hollingsworth is “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no arrangements or understandings between Ms. Hollingsworth and any other persons or entities pursuant to which Ms. Hollingsworth was elected as a director of the Company. In addition, there are no transactions involving Ms. Hollingsworth and the Company that require disclosure under Item 404(a) of Regulation S-K.

In her capacity as a director, Ms. Audrey Hollingsworth will receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed with the SEC on April 11, 2022.

The Company issued a press release on October 24, 2022 announcing the appointment of Ms. Hollingsworth to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

99.1 Press release dated October 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: October 24, 2022	By:	/s/ Andrew Borrmann
Andrew Borrmann
Executive Vice President and Chief Financial Officer